UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 18, 2005

DSL.net, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32264	06-1510312
(Commission File Number)	(IRS Employer Identification No.)

545 Long Wharf Drive, 5th Floor
New Haven, CT	06511
(Address of Principal Executive Offices)	(Zip Code)

(203) 772-1000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

5.02(b)

On April 18, 2005, James D. Marver and Duncan Davidson each resigned from the Board of Directors of DSL.net, Inc. (the “Company”), effective as of 5:00 p.m., Pacific Time, on such date. The resignation of each of Mr. Marver and Mr. Davidson was not the result of any disagreement with the Company. Messrs. Marver and Davidson had been serving as representatives of VantagePoint Venture Partners on the Company’s Board of Directors, and thus were not “independent directors” within the meaning of Section 121A of the American Stock Exchange Company Guide (the “Amex Company Guide”). As a result of such resignations, the Company’s Board of Directors currently consists of five directors, three of whom are “independent directors.” As such, the Company’s Board composition is currently in compliance with the independence requirements of the Amex Company Guide.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSL.NET, INC.

Date April 22, 2005
By: /s/ Robert J. DeSantis
Name: Robert J. DeSantis
Title: Chief Financial Officer